LIMITED POWER OF ATTORNEY FOR SECTION  16 FILINGS

The undersigned, as a Section 16 reporting person of ARC Document Solutions, Inc., a Delaware corporation (the "Company"),  hereby constitutes and appoints Jorge Avalos and D. Jeffery Grimes, and each of them acting individually, the undersigned's true and lawful attorney-in-fact to:

      (1)       prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and

      (2)       perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)     this  Limited  Power of  Attorney  authorizes,  but does  not  require,  each  such
..
independent verification of such information;

      (2)       any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

      (3)       neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of  the undersigned for  any  failure to  comply with such  requirements, or  (iii) any
         obligation  or  liability  of  the  undersigned  for  profit  disgorgement  under  Section  16(b)  of  the      Exchange Act; and

      (4)       this   Limited  Power  of   Attorney  does   not  relieve  the   undersigned  from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power  and  authority  to  do  and  perform all  and every  act  and thing  whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the Company and each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of April, 2018.

Signat/-    +-L--=----={_=

Print Name: Bradford L. Brooks

A notary public or other officer completing this certificate verifies onl y the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document

State of California    ) County of Contra Costa)

On  April  26,  2018  before  me, Leanne M. Knowlden, Notary  Public,  personally  appeared Bradford L. Brooks, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California  that the foregoing paragraph is true and correct.

     WITNESS my hand and official seal.

Signature  J     / (      kt:UQ:: (Seal)

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